      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2004
                                                      REGISTRATION NO. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 GREY WOLF, INC.
                 CO-REGISTRANTS ARE LISTED ON THE FOLLOWING PAGE
             (Exact name of registrant as specified in its charter)

                  TEXAS                                      74-2144774
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042
                                 (713) 435-6100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DAVID W. WEHLMANN
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 GREY WOLF, INC.
                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042
                                 (713) 435-6100
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:

                                NICK D. NICHOLAS
                             PORTER & HEDGES, L.L.P.
                            700 LOUISIANA, 35TH FLOOR
                              HOUSTON, TEXAS 77002
                            TELEPHONE: (713) 226-0600
                            TELECOPY: (713) 226-0237

                                 ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                             TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
                         SECURITIES TO BE REGISTERED(1)                               OFFERING PRICE(2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)............................................................
Common Stock, par value $.10 per share(4).....................................
Preferred Stock, par value $1.00 per share....................................
Depositary Shares(5)..........................................................
Warrants......................................................................
Purchase Contracts............................................................
Units.........................................................................
Guarantees of the Debt Securities, Warrants, Purchase Contracts and Units(6)..
------------------------------------------------------------------------------------------------------------------------------------
                  Total.......................................................         $500,000,000(7)             $63,350.00(8)
====================================================================================================================================

     (1) The securities registered consist of $500,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.

     (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

     (3) If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000 less the offering price of any security previously issued hereunder.

     (4) Includes with respect to each share of Common Stock rights to Purchase Junior Participating Preferred Stock, $1.00 par value per share.

     (5) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

     (6) Pursuant to Rule 457(n), no separate fee is payable in connection with the guarantees.

     (7) Pursuant to Rule 429 under the Securities Act, in addition to the $352,000,000 aggregate amount of securities being registered under this registration statement, the prospectus contained herein will also relate to the $148,000,000 aggregate amount of unsold securities previously registered under the registrants' registration statement on Form S-3 (Registration No. 333-86949) initially filed on September 10, 1999, for which a registration fee in the amount of $55,600 was paid.

     (8) Calculated pursuant to Rule 457(o) at the statutory rate of $126.70 per $1,000,000 of securities registered with respect to the additional $352,000,000 aggregate amount of securities being registered under this registration statement. Pursuant to Rule 457(p) under the Securities Act, $41,144 of the fee that was previously paid in respect of the $148,000,000 aggregate amount of unsold securities being carried forward from the registrants' registration statement on Form S-3 (Registration No. 333-86949) will be used to offset the registration fees for this registration statement. Accordingly, an additional $22,206 is being paid in connection with this registration statement.

     Pursuant to Rule 429(a) under the Securities Act, the prospectus contained in this registration statement relates to securities registered under this registration statement and the securities registered and remaining unsold under the registrants' registration statement on Form S-3 (Registration No. 333-86949) initially filed on September 10, 1999. Pursuant to Rule 429(b), this registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to the registrants' registration statement on Form S-3 (Registration No. 333-86949), and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. In the event that securities previously registered under the registrants' registration statement on Form S-3 (Registration No. 333-86949) are offered and sold prior to the effective date of this registration statement, the amount of such previously registered securities so sold will not be included in the prospectus hereunder.

                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS*

The following subsidiaries of Grey Wolf, Inc. are co-registrants under this registration statement.

                                                       JURISDICTION OF
                                                      INCORPORATION OR          I.R.S. EMPLOYER
NAME                                                    ORGANIZATION         IDENTIFICATION NUMBER
----                                                    ------------         ---------------------
DI Energy, Inc.                                             Texas                 74-2175411
DI/Perfensa, Inc.                                           Texas                 76-0378440
Drillers Inc., DI de Venezuela, C.A.                      Venezuela                    -
Grey Wolf LLC                                             Louisiana               72-1433406
Grey Wolf Drilling Company L.P.                             Texas                 76-0590999
Grey Wolf Drilling de Mexico, S. de R.L. de C.V.           Mexico                      -
Grey Wolf Drilling de Venezuela, C.A.                     Venezuela                    -
Grey Wolf Drilling International, Ltd.                 Cayman Islands                  -
Grey Wolf Holdings Company                                 Nevada                 74-1987143
Grey Wolf International, Inc.                               Texas                 76-0000351
Grey Wolf International de Mexico, S. de R.L. de C.V.      Mexico                      -
Grey Wolf Mexico Holdings, LLC                             Nevada                      -
Murco Drilling Corporation                                Delaware                72-0512163
Perforaciones Andinas, S.A.                                Panama                      -
Servicios Grey Wolf, S. de R.L. de C.V.                    Mexico                      -

---------------

* The address for each of the co-registrants is c/o Grey Wolf, Inc., 10370 Richmond Avenue, Suite 600, Houston, Texas 77042, telephone (713)435-6100.

   The name and address, including zip code, of the agent for service for each of the co-registrants is David W. Wehlmann, Executive Vice President and Chief Financial Officer of Grey Wolf, Inc., 10370 Richmond Avenue, Suite 600, Houston, Texas 77042. The telephone number, including area code, of the agent for service for each of the Co-Registrant's is (713)435-6100.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 10, 2004

PROSPECTUS
                                  $500,000,000



                                 GREY WOLF, INC.



                                 Debt Securities

                                  Common Stock

                                 Preferred Stock

                                Depositary Shares

                                    Warrants

                               Purchase Contracts

                                      Units


         We may offer and sell from time to time up to $500,000,000 in one or more offerings and in one or more classes or series the following types of securities:

         o   debt securities;

         o   common stock;

         o   preferred stock;

         o   depositary shares;

         o   warrants;

         o   purchase contracts; and

         o   units.

         These securities may be fully and unconditionally guaranteed by one or more of our wholly-owned subsidiaries named in this prospectus or a prospectus supplement.

         We will describe in a supplement to this prospectus the securities we are offering and selling, as well as the specific terms of the securities. We urge you to read this prospectus and the prospectus supplements carefully before you invest in any of our securities.

         This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

         Our common stock trades on the American Stock Exchange under the symbol "GW."

         INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                 ---------------

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is         , 2004.

                                TABLE OF CONTENTS

                                                                                PAGE
Summary............................................................................2
Risk Factors.......................................................................3
Information Concerning Forward-Looking Statements..................................9
Where You Can Find More Information...............................................10
Use of Proceeds...................................................................11
Ratio of Earnings To Fixed Charges................................................11
Description of Debt Securities....................................................11
Description of Capital Stock......................................................20
Description of Depositary Shares..................................................21
Description of Warrants...........................................................23
Description of Purchase Contracts.................................................24
Description of Units..............................................................25
Global Securities.................................................................25
Plan of Distribution..............................................................27
Legal Matters.....................................................................29
Experts...........................................................................29

                                 ---------------

         You should rely only on the information contained or incorporated by reference in this prospectus or in a prospectus supplement. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the information.

                                 ---------------

                                     SUMMARY

         This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Using this process, we may offer any combination of the securities described in the prospectus in one or more offerings, up to a total offering amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

         In September 1999, we filed a shelf registration statement covering up to $200,000,000 of our securities. When the registration statement of which this prospectus is a part becomes effective, we will be unable to make any further issuances of securities under our September 1999 shelf registration statement.

         As used in this prospectus, unless the context otherwise requires, "we," "us," "our" or "Grey Wolf" refers to Grey Wolf, Inc. and its subsidiaries.

                                   OUR COMPANY

         We are a leading provider of contract land drilling services in the United States. We conduct all of our operations through our subsidiaries. Our customers include independent producers and major oil and gas companies.

         At March 8, 2004, we had a rig fleet of 117 rigs, 82 of which were marketed, 20 cold-stacked and 15 held for future refurbishment. Cold-stacked rigs are rigs that are stacked without crews, are not currently being marketed and do not require substantial investment to be returned to service. We currently conduct our operations in the following domestic drilling markets:

         o   Ark-La-Tex;

         o   Gulf Coast;

         o   Mississippi/Alabama;

         o   South Texas;

         o   Rocky Mountain; and

         o   West Texas.

         Our principal office is located at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042-4136, and our telephone number is (713) 435-6100. We maintain a website at http://www.gwdrilling.com, where general information about us is available. We are not incorporating the contents of our website into this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of our earnings to fixed charges for each of the periods indicated.


                                      YEAR ENDED DECEMBER 31,
         -----------------------------------------------------------------------------------
              2003               2002             2001             2000            1999
         ----------------    -------------    -------------     ------------    ------------
               --                 --              5.62             0.60             --


         See "Ratio of Earnings to Fixed Charges" for more information regarding calculation of the ratios above.

                                  RISK FACTORS

         In considering whether to purchase our securities, we urge you to carefully consider all the information we have included and incorporated by reference in this prospectus and the accompanying prospectus supplement. In particular, you should carefully consider the risk factors described below and other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. In addition, we also urge you to read "Information Concerning Forward-Looking Statements," where we describe additional uncertainties associated with our business. The risks and uncertainties set forth below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business and results of operations.

         A MATERIAL OR EXTENDED DECLINE IN EXPENDITURES BY THE OIL AND GAS INDUSTRY, DUE TO A DECLINE OR VOLATILITY IN OIL AND GAS PRICES, A DECREASE IN DEMAND FOR OIL AND GAS OR OTHER FACTORS, WOULD REDUCE OUR REVENUE AND INCOME.

         As a supplier of land drilling services, our business depends on the level of drilling activity by oil and gas exploration and production companies operating in the geographic markets where we operate. The number of wells they choose to drill is strongly influenced by past trends in oil and natural gas prices, current prices and their outlook for future prices. Low oil and natural gas prices, or the perception among oil and gas companies that prices are likely to decline, can materially and adversely affect us in many ways, including:

         o   our revenues, cash flows and earnings;

         o the fair market value of our rig fleet, which in turn could trigger a writedown of the carrying value of these assets for accounting purposes;

         o   our ability to maintain or increase our borrowing capacity;

         o our ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital; and

         o our ability to retain skilled rig personnel who we would need in the event of an increase in the demand for our services.

         Depending on the market prices of oil and natural gas, oil and gas exploration and production companies may cancel or curtail their drilling programs, thereby reducing demand for our services. Even during periods when prices for oil and natural gas are high, companies exploring for oil and natural gas may cancel or curtail their drilling programs for a variety of other reasons beyond our control. Any reduction in the demand for drilling services may materially erode dayrates, the prices we receive for our turnkey drilling services and the utilization rates for our rigs, any of which could adversely affect our financial results. Oil and natural gas prices have been volatile historically and, we believe, will continue to be so in the future. Many factors beyond our control affect oil and natural gas prices, including:

         o   weather conditions in the United States and elsewhere;

         o   economic conditions in the United States and elsewhere;

         o   actions by OPEC, the Organization of Petroleum Exporting Countries;

         o political instability in the Middle East, Venezuela and other major producing regions;

         o   governmental regulations, both domestic and foreign;

         o the pace adopted by foreign governments for exploration of their national reserves; and

         o   the overall supply and demand for oil and natural gas.

         AN ECONOMIC DOWNTURN MAY ADVERSELY AFFECT OUR BUSINESS.

         An economic downturn may cause reduced demand for petroleum-based products and natural gas. In addition, many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. The number of active land drilling rigs may be indicative of demand for services that we provide. If the economic environment worsens, our business, financial condition and results of operations may be further adversely impacted.

         THE INTENSE PRICE COMPETITION AND CYCLICAL NATURE OF OUR INDUSTRY COULD HAVE AN ADVERSE EFFECT ON OUR REVENUES AND PROFITABILITY.

         The contract drilling business is highly competitive with numerous industry participants. The drilling contracts we compete for are usually awarded on the basis of competitive bids. We believe pricing and rig availability are the primary factors considered by our potential customers in determining which drilling contractor to select. We believe other factors are also important. Among those factors are:

         o   the type and condition of drilling rigs;

         o   the quality of service and experience of rig crews;

         o   the safety record of the company and the particular drilling rig;

         o   the offering of ancillary services; and

         o the ability to provide drilling equipment adaptable to, and personnel familiar with, new technologies and drilling techniques.

         While we must generally be competitive in our pricing, our competitive strategy emphasizes the quality of our equipment, the safety record of our rigs and the experience of our rig crews to differentiate us from our competitors. This strategy is less effective during an industry downturn as lower demand for drilling services intensifies price competition and makes it more difficult for us to compete on the basis of factors other than price.

         The contract drilling industry historically has been cyclical and has experienced periods of low demand, excess rig supply, and low dayrates, followed by periods of high demand, short rig supply and increasing dayrates. Periods of excess rig supply intensify the competition in our industry and often result in rigs being idle.

         There are numerous competitors in each of the markets in which we compete. In all of those markets, an oversupply of rigs can cause greater price competition. Contract drilling companies compete primarily on a regional basis, and the intensity of competition may vary significantly from region to region at any particular time. If demand for drilling services improves in a region where we operate, our competitors might respond by moving in suitable rigs from other regions. An influx of rigs from other regions could rapidly intensify competition and make any improvement in demand for drilling rigs short-lived.

         WE FACE COMPETITION FROM COMPETITORS WITH GREATER RESOURCES.

         Some of our competitors have greater financial and human resources than do we. Their greater capabilities in these areas may enable them to:

         o   better withstand industry downturns;

         o   compete more effectively on the basis of price and technology;

         o   retain skilled rig personnel; and

         o build new rigs or acquire and refurbish existing rigs to be able to place rigs into service more quickly than we can.

         OUR DRILLING OPERATIONS INVOLVE OPERATING HAZARDS WHICH IF NOT ADEQUATELY INSURED OR INDEMNIFIED AGAINST COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Our operations are subject to the usual hazards inherent in the land drilling business including the risks of:

         o   blowouts;

         o   reservoir damage;

         o   cratering;

         o   fires, pollution and explosions;

         o   collapse of the borehole;

         o   lost or stuck drill strings; and

         o   damage or loss from natural disasters.

         If these drilling hazards occur they can produce substantial liabilities to us which include:

         o   suspension of drilling operations;

         o   damage to the environment;

         o damage to, or destruction of, our property and equipment and that of others;

         o   personal injury and loss of life; and

         o damage to producing or potentially productive oil and natural gas formations through which we drill.

         We attempt to obtain indemnification from our customers by contract for certain of these risks under daywork contracts but are not always able to do so. We also seek to protect ourselves from some but not all operating hazards through insurance coverage. The indemnification we receive from our customers and our own insurance coverage may not, however, be sufficient to protect us against liability for all consequences of disasters, personal injury and property damage. Additionally, our insurance coverage generally provides that we bear a portion of the claim through substantial insurance coverage deductibles. Our insurance or indemnification arrangements may not adequately protect us against liability from all of the hazards of our business. If we were to incur a significant liability for which we were not fully insured or indemnified, it could adversely affect on our financial position and results of operations.

         Our cost of insurance increased significantly in 2003 compared to prior years, which we believe is consistent with the experience of most companies in our industry. When we renew our current insurance policies, the premiums we pay may again increase, which will increase our operating costs. Additionally, we may be unable to obtain or renew insurance coverage of the type and amount we desire at reasonable rates.

         BUSINESS ACQUISITIONS ENTAIL NUMEROUS RISKS AND MAY DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE OR DISTRACT MANAGEMENT ATTENTION.

         As part of our business strategy, we plan to consider acquisitions of, or significant investments in, businesses and assets that are complementary to ours. Any acquisition that we complete could have a material adverse affect on our operating results and/or the price of our securities. Acquisitions involve numerous risks, including:

         o   unanticipated costs and liabilities;

         o difficulty of integrating the operations and assets of the acquired business;

         o our ability to properly access and maintain an effective internal control environment over an acquired company, in order to comply with the recently adopted and pending public reporting requirements;

         o potential loss of key employees and customers of the acquired companies; and

         o   an increase in our expenses and working capital requirements.

         We may incur substantial indebtedness to finance future acquisitions and also may issue equity securities or convertible securities in connection with any such acquisitions. Debt service requirements could represent a significant burden on our results of operations and financial condition and the issuance of additional equity could be dilutive to our existing stockholders. Also, continued growth could divert the attention of our management and other employees from our day-to-day operations and the development of new business opportunities.

         OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL LAWS THAT MAY EXPOSE US TO LIABILITIES FOR NONCOMPLIANCE, WHICH MAY ADVERSELY AFFECT US.

         Many aspects of our operations are subject to domestic laws and regulations. For example, our drilling operations are typically subject to extensive and evolving laws and regulations governing:

         o   environmental quality;

         o   pollution control; and

         o   remediation of environmental contamination.

         Our operations are often conducted in or near ecologically sensitive areas, such as wetlands, which are subject to special protective measures and which may expose us to additional operating costs and liabilities for noncompliance with applicable laws. The handling of waste materials, some of which are classified as hazardous substances, is a necessary part of our operations. Consequently, our operations are subject to stringent regulations relating to protection of the environment and waste handling which may impose liability on us for our own noncompliance and, in addition, that of other parties without regard to whether we were negligent or otherwise at fault. Compliance with applicable laws and regulations may require us to incur significant expenses and capital expenditures which could have a material and adverse effect on our operations by increasing our expenses and limiting our future contract drilling opportunities.

         WE HAVE HAD ONLY TWO PROFITABLE YEARS SINCE 1991.

         We have a history of losses with only two profitable years since 1991. In 1997, we had net income of $10.2 million and in 2001 we had net income of $68.5 million. Our ability to achieve profitability in the future will depend on many factors, but primarily on the utilization rates for our rigs and the rates we charge for them.

         UNEXPECTED COST OVERRUNS ON OUR TURNKEY AND FOOTAGE DRILLING JOBS COULD ADVERSELY AFFECT US.

         We have historically derived a significant portion of our revenues and operating margin from turnkey and footage drilling contracts and we expect that they will continue to represent a significant component of our revenues. The occurrence of operating cost overruns on our turnkey and footage jobs could have a material adverse effect on our financial position and results of operations. Under a typical turnkey or footage drilling contract, we agree to drill a well for our customer to a specified depth and under specified conditions for a fixed price. We typically provide technical expertise and engineering services, as well as most of the equipment required for the drilling of turnkey and footage wells. We often subcontract for related services. Under typical turnkey drilling arrangements, we do not receive progress payments and are entitled to be paid by our customer only after we have performed the terms of the drilling contract in full. For these reasons, the risk to us under turnkey and footage drilling contracts is substantially greater than for wells drilled on a daywork basis because we must assume most of the risks associated with drilling operations that are generally assumed by our customer under a daywork contract.

         WE COULD BE ADVERSELY AFFECTED IF SHORTAGES OF EQUIPMENT, SUPPLIES OR PERSONNEL OCCUR.

         While we are not currently experiencing any shortages, from time to time there have been shortages of drilling equipment and supplies which we believe could reoccur. During periods of shortages, the cost and delivery times of equipment and supplies are substantially greater. In the past, in response to such shortages, we have entered into agreements with various suppliers and manufacturers that enabled us to reduce our exposure to price increases and supply shortages. Although we have formed many informal supply arrangements with equipment manufacturers and suppliers, we cannot assure you that we will be able to maintain existing arrangements. Shortages of drilling equipment or supplies could delay and adversely affect our ability to return to service our rigs held for future refurbishment and obtain contracts for our marketed rigs, which could have a material adverse effect on our financial condition and results of operations.

         Although we have not encountered material difficulty in hiring and retaining qualified rig crews, such shortages have occurred in the past in our industry. We may experience shortages of qualified personnel to operate our rigs, which could have a material adverse effect on our financial condition and results of operations.

         OUR INDENTURES AND OUR CREDIT AGREEMENT MAY PROHIBIT US FROM PARTICIPATION IN CERTAIN TRANSACTIONS THAT WE MAY CONSIDER ADVANTAGEOUS.

         The indentures under which we issued our 8 7/8% Senior Notes due 2007 and 8 7/8% Senior Notes due 2007, Series B (together, the "8 7/8% Notes") contain restrictions on our ability and the ability of certain of our subsidiaries to engage in certain types of transactions. These restrictive covenants may adversely affect our ability to pursue business acquisitions. These include covenants which may prohibit or limit our ability to:

         o   incur additional indebtedness;

         o   pay dividends or make other restricted payments;

         o   repurchase our equity securities;

         o   sell material assets;

         o   grant or permit liens to exist on our assets;

         o   enter into sale and lease-back transactions;

         o   make certain investments;

         o   enter into transactions with related persons; and

         o engage in lines of business unrelated to our core land drilling business.

         Our subsidiary, Grey Wolf Drilling Company L.P., has entered into a credit facility that also contains covenants restricting our ability to undertake many of the same types of transactions and contains financial ratio covenants when certain conditions are met. They may also limit our ability to respond to changes in market conditions. Our ability to meet the financial ratio covenants of our credit agreement and indentures can be affected by events and conditions beyond our control and we may be unable to meet those tests.

         Our credit facility contains default terms that effectively cross default with any of our other debt agreements, including the indentures for our 8 7/8% Notes and our 3.75% Contingent Convertible Notes due May 2023 (the "3.75% Notes"). Thus, if we breach the covenants in the indentures for our 8 7/8% Notes, it could cause our default under our 8 7/8% Notes, our credit facility and, possibly, other then outstanding debt obligations owed by us. If the indebtedness under our credit facility or other indebtedness owed by us is more than $10.0 million and is not paid when due, or is accelerated by the holders of the debt, then an event of default under the indentures covering our 8 7/8% Notes would occur. If circumstances arise in which we are in default under our various credit agreements, our cash and other assets may be insufficient to repay our indebtedness. We may in the future incur additional indebtedness that may contain additional covenants that may be more restrictive than our current covenants.

         WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS AND COULD INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We have now and will continue to have a significant amount of indebtedness. On December 31, 2003, our total long-term indebtedness was approximately $235.0 million in principal amount, primarily consisting of $150.0 million in principal amount of our 3.75% Notes and $85.0 million in principal amount of 8 7/8% Notes.

         Our substantial indebtedness could:

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o   limit our ability to borrow additional funds.

         Neither the indenture governing our 3.75% Notes nor the terms of our 3.75% Notes limit our ability to incur additional indebtedness, including senior indebtedness, or to grant liens on our assets. We and our subsidiaries may incur substantial additional indebtedness and liens on our assets in the future.

         OUR EXISTING SENIOR INDEBTEDNESS IS, AND ANY SENIOR INDEBTEDNESS WE INCUR WILL BE, EFFECTIVELY SUBORDINATED TO ANY PRESENT OR FUTURE OBLIGATIONS TO SECURED CREDITORS AND LIABILITIES OF OUR SUBSIDIARIES.

         Substantially all of our assets and the assets of our subsidiaries, including our drilling equipment and the equity interest in our subsidiaries, are pledged as collateral under our credit facility. Our credit facility is also secured by our guarantee and the guarantees of our subsidiaries. The 3.75% Notes and the 8 7/8% Notes are, and any senior indebtedness we incur will be, effectively subordinated to all of our and our subsidiaries' existing and future secured indebtedness, including any future indebtedness incurred under our credit facility. As of March 9, 2004, we had the ability to borrow approximately $58.6 million under our credit facility (after reductions for undrawn outstanding standby letters of credit of $16.4 million). In addition, the 3.75% Notes and the 8 7/8% Notes are effectively subordinated to the claims of all of the creditors, including trade creditors and tort claimants, of our subsidiaries.

         TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our operating activities did not provide net cash sufficient to pay our debt service obligations for the year ended December 31, 2003 and we cannot assure you that we will be able to generate sufficient cash flow in the future. Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a large extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

         OUR REPORTED EARNINGS PER SHARE MAY BE MORE VOLATILE BECAUSE OF THE CONVERSION CONTINGENCY PROVISION OF THE 3.75% NOTES.

         Holders of the 3.75% Notes may convert such notes prior to the maturity date into shares of our common stock in the following circumstances:

         o during any calendar quarter, if the closing sale price per share of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs, is more than 110% of the conversion price per share ($7.10 per share) on that 30th trading day;

         o   if we have called the 3.75% Notes for redemption;

         o during any period that the credit ratings assigned to the 3.75% Notes by both Moody's Investors Service ("Moody's") and Standard & Poors Ratings Group ("S&P") are reduced below B1 and B+, respectively;

         o   if neither Moody's nor S&P is rating the 3.75% Notes;

         o during the five trading day period immediately following any nine consecutive trading day period in which the average trading price per $1,000 principal amount of the 3.75% Notes for each day of such period was less than 95% of the product of the closing sale price per share of our common stock on that day multiplied by the number of shares of our common stock issuable upon conversion of $1,000 principal amount of the 3.75% Notes; or

         o upon the occurrence of specified corporate transactions, including a change in control.

         Until one of these contingencies is met, the shares underlying the 3.75% Notes are not included in the calculation of basic or diluted earnings per share. Should one of these contingencies be met, earnings per share could decrease, depending on the level of net income, as a result of the inclusion of the underlying shares in the earnings per share calculation. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of diluted earnings per share.

         OUR INDENTURES FOR THE 8 7/8% NOTES AND OUR CREDIT AGREEMENT RESTRICT OUR ABILITY TO PAY DIVIDENDS.

         We have never declared a cash dividend on our common stock and do not expect to pay cash dividends on our common stock for the foreseeable future. We expect that all cash flow generated from our operations in the foreseeable future will be retained and used to develop or expand our business, pay debt service and reduce outstanding indebtedness. Furthermore, the terms of our credit facility prohibit the payment of dividends without the prior written consent of the lenders and the terms of the indentures under which our 8 7/8% Notes are issued also restrict our ability to pay dividends under certain conditions.

         CERTAIN PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS, SECURITIES AND CREDIT AGREEMENT HAVE ANTI-TAKEOVER EFFECTS WHICH MAY PREVENT OUR SHAREHOLDERS FROM RECEIVING THE MAXIMUM VALUE FOR THEIR SHARES.

         Our articles of incorporation, bylaws, securities and credit agreement contain certain provisions that may delay or prevent entirely a change of control transaction not supported by our board of directors, or any transaction which may have that general effect. These provisions include:

         o classification of our board of directors into three classes, with each class serving a staggered three year term;

         o giving our board of directors the exclusive authority to adopt, amend or repeal our bylaws and thus prohibiting shareholders from doing so;

         o requiring our shareholders to give advance notice of their intent to submit a proposal at the annual meeting; and

         o limiting the ability of our shareholders to call a special meeting and act by written consent.

         Additionally, the indentures under which our 3.75% Notes and 8 7/8% Notes are issued require us to offer to repurchase the 3.75% Notes and 8 7/8% Notes then outstanding at a purchase price equal to 100% and 101%, respectively, of the principal amount plus accrued and unpaid interest to the date of purchase in the event that we become subject to a change of control, as defined in the indentures. This feature of the indentures could also have the effect of discouraging potentially attractive change of control offers.

         Furthermore, we have adopted a shareholder rights plan which may have the effect of impeding a hostile attempt to acquire control of us.

         LARGE AMOUNTS OF OUR COMMON STOCK MAY BE RESOLD INTO THE MARKET IN THE FUTURE WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         As of March 9, 2004, 181.4 million shares of our common stock were issued and outstanding. An additional 10.2 million shares of our common stock were issuable upon exercise of outstanding stock options (of which 5.4 million shares are currently exercisable) and 23.3 million shares were issuable upon conversion of the 3.75% Notes, once a contingency is met. The market price of our common stock could drop significantly if future sales of substantial amounts of our common stock occur, or if the perception exists that substantial sales may occur.

                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus, including the information we incorporate by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included, or incorporated by reference, in this prospectus are forward-looking statements, including statements regarding the following:

         o   our business strategy;

         o   demand for our services;

         o   rig activity and financial results;

         o   reactivation and cost of reactivation of non-marketed rigs;

         o   projected dayrates and operating margins per rig day;

         o   rigs expected to be engaged in turnkey and footage operations;

         o   projected tax benefit rates;

         o   wage rates and retention of employees;

         o   sufficiency of our capital resources and liquidity; and

         o   depreciation and capital expenditures.

         Although we believe the forward-looking statements are reasonable, we cannot assure you that these statements will prove to be correct. We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future development and other factors we believe were appropriate when the statements were made. In addition to those risks described under "Risk Factors" and in our SEC filings incorporated by reference in this prospectus, other factors that could cause actual results to differ materially from our expectations include:

         o   fluctuations in prices and demand for oil and natural gas;

         o fluctuations in levels of oil and natural gas exploration and development activities;

         o   fluctuations in the demand for contract land drilling services;

         o   the existence and competitive responses of our competitors;

         o   uninsured or underinsured casualty losses;

         o   technological changes and developments in the industry;

         o the existence of operating risks inherent in the contract land drilling industry;

         o   U.S. and global economic conditions;

         o   the availability and terms of insurance coverage;

         o   the ability to attract and retain qualified personnel;

         o unforeseen operating costs such as costs for environmental remediation and turnkey and footage cost overruns; and

         o   weather conditions.

         Our forward-looking statements speak only as of the date specified in such statements or, if no date is stated, as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus to reflect any change in our expectations or with regard to any change in events, conditions or circumstances on which our forward-looking statements are based.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information that we file electronically with the SEC.

         This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents:

         o our annual report on Form 10-K for the year ended December 31, 2003;

         o   our current report on Form 8-K filed March 9, 2004;

         o the description of our common stock contained in our current report on Form 8-K filed October 6, 1997; and

         o the description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A filed with the SEC on October 9, 1998.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address:

         Grey Wolf, Inc.
         10370 Richmond Avenue, Suite 600
         Houston, Texas 77042-4136
         (713) 435-6100

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any information furnished pursuant to Item 9 or Item 12 on any current report on Form 8-K) after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                 USE OF PROCEEDS

         Unless we inform you otherwise in a prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, including working capital, acquisitions, retirement or refinancing of debt and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of our earnings to our fixed charges for each of the periods indicated is as follows:


                                              YEAR ENDED DECEMBER 31,
         -----------------------------------------------------------------------------------
              2003               2002             2001             2000            1999
         ----------------     ------------    -------------     ------------    ------------
               --                 --              5.62             0.60             --

         For these ratios, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance expense and the original issue discount. Earnings were insufficient to cover fixed charges by approximately $19.8 million in 2003, $5.8 million in 2002, and $32.8 million in 1999. There was no outstanding preferred stock for any of the periods shown above.

                         DESCRIPTION OF DEBT SECURITIES

         Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

         o in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

         o in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

         Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

         Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

         As used in this section of the prospectus and under the captions "Description of Capital Stock," "Description of Depositary Shares," "Description of Warrants," "Description of Purchase Contracts," and "Description of Units," the terms "we," "us" and "our" mean Grey Wolf, Inc. only, and not the subsidiaries of Grey Wolf, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

GENERAL

         Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. The debt securities may be fully and unconditionally guaranteed by some or all our subsidiaries.

         We are a holding company and conduct all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries' earnings and their distributing those earnings to us, and upon our subsidiaries repaying investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

         Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries' ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

         The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities. These terms will include some or all of the following:

         o the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

         o   any limit on the aggregate principal amount of the debt securities;

         o   the ability to issue additional debt securities of the same series;

         o   the price or prices at which we will sell the debt securities;

         o   the maturity date or dates of the debt securities;

         o the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

         o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

         o in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

         o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

         o the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

         o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

         o if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

         o our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

         o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

         o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

         o the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

         o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

         o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

         o any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

         o the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

         o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

         o the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

         o whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

         o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

         o   the depository for global or certificated debt securities;

         o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

         o to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

         o if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

         o the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

         o the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

         o if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

         o any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

         Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

         Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

SUBORDINATION

         The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

         Under the subordinated indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

         o the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

         o any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

         o all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

         o all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

         o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

         o all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

         However, Senior Debt does not include:

         o any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

         o any of our indebtedness in respect of the subordinated debt securities;

         o any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

         o   any of our indebtedness to any subsidiary; and

         o any liability for federal, state, local or other taxes owed or owing by us.

         Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

         If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

         If any of the following events occurs, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

         o any dissolution or winding-up or liquidation or reorganization of Grey Wolf, Inc. (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

         o   any general assignment by us for the benefit of creditors; or

         o   any other marshaling of our assets or liabilities.

         In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) by payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over on delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

         The subordinated indenture does not limit the issuance of additional Senior Debt.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any indirect or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

         o we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, of other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

         o immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

         o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

EVENTS OF DEFAULTS, NOTICE AND WAIVER

         Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the indentures with respect to each series of debt securities:

         o our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

         o our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

         o our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

         o certain events of bankruptcy, insolvency or reorganization of Grey Wolf, Inc.; and

         o any other Event of Default provided with respect to securities of that series.

         If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration of all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

         Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

         The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

         The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

         No holder of a debt security of any series may institute any action against us under either of the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

         o an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture,

         o the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         o the trustee shall not have instituted such action within 60 days of such request; and

         o no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

         We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

         We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

         If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("legal defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

         We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

MODIFICATION AND WAIVER

         Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

         o change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

         o reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

         o change the currency in which any debt security or any premium or interest is payable;

         o impair the right to enforce any payment on or with respect to any debt security;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

         o   modify any of the above provisions.

         Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

PAYMENT AND PAYING AGENT

         Unless otherwise indicated in the applicable prospectus supplement:

         Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

         Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be require to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

DENOMINATIONS, REGISTRATIONS AND TRANSFER

         Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC's or such participant's records.

         A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

         o DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

         o we determine in our sole discretion, that the global security shall be exchangeable.

         If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

GOVERNING LAW

         Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

TRUSTEE

         The trustee under the applicable indenture will be named in any applicable prospectus supplement.

CONVERSION OR EXCHANGE RIGHTS

         The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         As of March 9, 2004, our authorized capital stock consisted of 300,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of that date, we also had approximately 23.3 million shares of common stock reserved for issuance upon conversion of our 3.75% Notes, exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and other plans.

         The following summary is based upon our amended and restated articles of incorporation, our by-laws and applicable provisions of law. You should refer to our amended and restated articles of incorporation, our by-laws and the documents we have incorporated by reference for the provisions that are important to you.

COMMON STOCK

         Voting Rights. Each share of common stock is entitled to one vote per share. Holders of common stock are not entitled to cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of our directors.

         Dividends. Holders may receive dividends when declared by the board of directors out of legally available funds. Dividends may be paid in cash, stock or other form subject to the rights of holders of any preferred stock. If we issue preferred stock, holders of common stock may not receive dividends until we have satisfied our obligations to the holders of outstanding preferred stock.

         Rights Upon Liquidation. If we liquidate, dissolve or wind-up our business, either voluntarily or not, the holders of common stock will be entitled to share equally in any remaining assets after we pay our creditors.

         Miscellaneous. The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of our capital stock.

         Transfer Agent and Registrar. American Stock Transfer & Trust Company is transfer agent and registrar for the common stock.

PREFERRED STOCK

         We are authorized to issue 1,000,000 shares of preferred stock. No shares of preferred stock are currently issued and outstanding. Our board of directors can, without shareholder approval, issue from time to time one or more series of preferred stock. The board of directors can also determine the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any series and the number of shares constituting any series of preferred stock. If we offer preferred stock, the particular terms will be described in the prospectus supplement.

         Because we are a holding company, our rights and the rights of holders of our securities, including the holders of preferred stock, to participate in the distribution of the assets of any of our subsidiaries upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the creditors and preferred stockholders of the subsidiary.

SHAREHOLDER RIGHTS PLAN

         We have a shareholder rights plan which was adopted in 1998. Under this plan, one right is attached to each outstanding share of common stock. The rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding common stock or the commencement of or the announcement to make a tender offer which would result in ownership by a person or group of 15% or more of the outstanding common stock. Each right entitles the registered holder to purchase from us one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $11.00 per one one-thousandth of a share. The rights expire September 18, 2008, unless the expiration date is extended. The existence of the rights may, under certain circumstances, make it more difficult or discourage attempts to acquire us.

CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS MAY HAVE ANTI-TAKEOVER EFFECTS

         Certain provisions in our amended and restated articles of incorporation and amended and restated bylaws could have the effect of delaying, deferring or preventing a change in control or the removal of our existing management or deterring potential acquirors from making an offer to our shareholders. These provisions provide that:

         o   shareholders may not act by less than unanimous written consent;

         o special meetings of shareholders may be called by shareholders only upon request of holders of at least 50% of the shares entitled to vote at the meeting;

         o the board of directors has the exclusive authority to adopt, amend or repeal our bylaws and shareholders may not do so;

         o the board of directors be divided into three classes, with each class serving a staggered three year term; and

         o shareholders must give us advance notice of their intent to submit a proposal for action at the annual meeting.

         Additionally, the board of directors' ability to issue shares of preferred stock without shareholder approval may be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including voting rights that would require the approval of a percentage of the preferred stockholders.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

         We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

         Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

         If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

         After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

VOTING

         Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

AMENDMENT OF THE DEPOSITARY AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

         We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

         Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

         The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase debt securities, preferred stock, common stock, depository shares, purchase contracts or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

GENERAL

         If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

         o   the offering price;

         o   the title of the warrants;

         o   the aggregate number of warrants offered;

         o   the dates or periods during which the warrants can be exercised;

         o whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

         o the designation and terms of any securities with which the warrants are issued;

         o if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

         o if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

         o any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

         o   any special tax implications of the warrants or their exercise;

         o   any antidilution provisions of the warrants;

         o   any redemption or call provisions applicable to the warrants; and

         o   any other terms of the warrants.

TRANSFERS AND EXCHANGES

         A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

EXERCISE

         Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date. After this time, unless we have extended the expiration date, the unexercised warrants will be void.

         Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

         o   warrant certificates properly completed; and

         o   payment of the exercise price.

         As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

NO RIGHTS OF SECURITY HOLDER PRIOR TO EXERCISE

         Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

         o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

         o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

         Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

TITLE

         We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

                      DESCRIPTION OF PURCHASE CONTRACTS

         We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

         If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

         o the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

         o the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

         o the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

         o the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

         o whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

         o the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

         o the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

         o the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

                              DESCRIPTION OF UNITS

         As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities, including guarantees of any securities. The applicable prospectus supplement will describe:

         o the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

         o the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

         o a description of the provisions for the payment, settlement, transfer or exchange of the units.

                                GLOBAL SECURITIES

         We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

         The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

         So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

         Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

         If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

                              PLAN OF DISTRIBUTION

         We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

BY UNDERWRITERS

         We may use an underwriter or underwriters in the offer or sale of our securities.

         o If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

         o We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

         o The underwriters will use this prospectus and the prospectus supplement to sell our securities.

         We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

         o to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

         o to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

         The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

BY DEALERS

         We may use a dealer to sell our securities.

         o If we use a dealer, we, as principal, will sell our securities to the dealer.

         o The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

         o We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

BY AGENTS

         We may designate agents to solicit offers to purchase our securities.

         o We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

         o Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

         o Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

BY DELAYED DELIVERY CONTRACTS

         We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

         o If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

         o These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

         o We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

         We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

GENERAL INFORMATION

         Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

         Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

         Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with the Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters in connection with the offering will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

         Our consolidated financial statements and schedule as of December 31, 2003, 2002 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following tables sets forth the expenses in connection with the offering described in this registration statement (the "Registration Statement"), all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.

                  SEC Registration fee............................... $   63,350*

                  Accounting fees and expenses....................... $   17,500

                  Legal fees and expenses............................ $  100,000

                  Miscellaneous...................................... $    5,000

                  Total.............................................. $  185,850
                                                                      ==========

-----------------------
* An amount equal to $41,144 of the $63,350 filing fee was previously paid in connection with securities registered and remaining unsold under the registration statement on Form S-3 (Registration No. 333-86949).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for:

         o a breach of the director's duty of loyalty to the corporation or its shareholders;

         o an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

         o any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

         o an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Article 10 of the amended and restated articles of incorporation of Grey Wolf, Inc. (the "Company") states that no director shall be liable to the Company or to its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided, however, that such Article shall not eliminate or limit the liability of a director to the extent the director is found liable for the actions, omissions or conduct listed above.

         In addition, Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director.

         The TBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person:

         o   conducted himself in good faith;

         o reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         A person may be indemnified under Article 2.02-1 of the TBCA against:

         o   judgments;

         o   penalties (including excise and similar taxes);

         o   fines;

         o   settlements; and

         o reasonable expenses actually incurred by the person (including court costs and attorneys' fees).

         However, if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         Under Article 2.02-1 of the TBCA, a corporation may:

         o indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors;

         o indemnify and advance expenses to directors and such other persons set forth above to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law;

         o purchase and maintain insurance or another arrangement on behalf of directors and such other persons set forth above against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

         The Company's bylaws substantively provide that directors and officers of the Company will be indemnified to the fullest extent permitted by the TBCA.

         The Company maintains directors' and officers' insurance. The Company has entered into agreements to indemnify its executive officers regarding liabilities that may result from such officer's service as an officer or director of the Company.

ITEM 16. EXHIBITS


EXHIBIT NO.       DESCRIPTION
-----------       -----------

+1                Form of Underwriting Agreement

4.1 Articles of Incorporation of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Form 10-Q dated May 12, 1999)

4.2 Bylaws of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 99.1 to Form 8-K dated March 23, 1999)

*4.3              Form of Senior Indenture

*4.4              Form of Subordinated Indenture

+4.5              Form of Senior Debt Security

+4.6              Form of Subordinated Debt Security

+4.7              Form of Warrant Agreement, including form of Warrant

+4.8              Form of Purchase Contract

+4.9              Form of Unit Agreement

+4.10             Form of Pledge Agreement

+4.11             Form of Deposit Agreement

+4.12             Form of Depositary Share

+4.13             Form of Guarantee

*5.1              Opinion of Porter & Hedges, L.L.P.

*12.1             Statement Regarding Computation of Ratio of Earnings to Fixed
                  Charges

*23.1             Consent of KPMG LLP.

*23.2             Consent of Porter & Hedges, L.L.P. (included in exhibit 5.1)

24.1              Power of Attorney (included on signature page)

++25.1 Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939

-----------------
*  Filed herewith.

+ The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting or other agreement relating to the securities offered hereby;
   (ii) the instruments setting forth the terms of any debt securities, warrants, depositary shares, purchase contracts or units; (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby; and (iv) any required opinion of counsel to the Company as to certain tax matters relative to the securities offered hereby.

++ The Company will file any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 as to the applicable trustee on Form 305B2.

ITEM 17.  UNDERTAKINGS.

         A.       The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference into the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         C. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                     GREY WOLF, INC.

                                     By: /s/ Thomas P. Richards
                                         ---------------------------------------
                                         Thomas P. Richards, President,
                                         Chief Executive Officer, and
                                         Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints Thomas P. Richards, David W. Wehlmann, and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf, Inc. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf, Inc. in the capacities and on the dates indicated.

                SIGNATURE                                      TITLE                       DATE
                ---------                                      -----                       ----
         /s/ Thomas P. Richards                   President, Chief Executive Officer,   March 8, 2004
--------------------------------------------      and Chairman of the Board
Thomas P. Richards

         /s/ David W. Wehlmann                    Executive Vice President, Chief       March 8, 2004
--------------------------------------------      Financial Officer, and Secretary
David W. Wehlmann

         /s/ Merrie S. Costley                    Vice President and Controller         March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ Frank M. Brown                       Director                              March 8, 2004
--------------------------------------------
Frank M. Brown

         /s/ William T. Donovan                   Director                              March 8, 2004
--------------------------------------------
William T. Donovan

         /s/ James K. B. Nelson                   Director                              March 8, 2004
--------------------------------------------
James K. B. Nelson

         /s/ Robert E. Rose                       Director                              March 8, 2004
--------------------------------------------
Robert E. Rose

         /s/ Steven A. Webster                    Director                              March 8, 2004
--------------------------------------------
Steven A. Webster

         /s/ William R. Ziegler                   Vice Chairman of the Board            March 8, 2004
--------------------------------------------
William R. Ziegler

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                          DI ENERGY, INC.




                                          By: /s/ Thomas P. Richards
                                              ----------------------------------
                                              Thomas P. Richards, President,
                                              Chief Executive Officer, and
                                              Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable DI Energy, Inc. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at DI Energy, Inc. in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                          DATE
              ---------                                       -----                          ----
         /s/ Thomas P. Richards                   President, Chief Executive Officer,    March 8, 2004
--------------------------------------------      and Chairman of the Board
Thomas P. Richards

         /s/ David W. Wehlmann                    Executive Vice President, Chief        March 8, 2004
--------------------------------------------      Financial Officer, Secretary, and
David W. Wehlmann                                 Director

         /s/ Merrie S. Costley                    Vice President and Controller          March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ William E. Chiles                    Executive Vice President, Chief        March 8, 2004
--------------------------------------------      Operating Officer, and Director
William E. Chiles

         /s/ Edward S. Jacob, III                 Senior Vice President - Operations,    March 8, 2004
--------------------------------------------      Director
Edward S. Jacob, III

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                           DI/PERFENSA, INC.




                                           By:    /s/ Thomas P. Richards
                                               ---------------------------------
                                               Thomas P. Richards, President,
                                               Chief Executive Officer, and
                                               Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable DI/Perfensa, Inc. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at DI/Perfensa, Inc. in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                          DATE
              ---------                                       -----                          ----
         /s/ Thomas P. Richards                   President, Chief Executive Officer,    March 8, 2004
--------------------------------------------      and Chairman of the Board
Thomas P. Richards



         /s/ David W. Wehlmann                    Executive Vice President, Chief        March 8, 2004
--------------------------------------------      Financial Officer, Secretary, and
David W. Wehlmann                                 Director

         /s/ William E. Chiles                    Executive Vice President, Chief
--------------------------------------------      Operating Officer, and Director        March 8, 2004
William E. Chiles

         /s/ Ronald G. Hale                       Senior Vice President -                March 8, 2004
--------------------------------------------      Contracts/Marketing and Director
Ronald G. Hale

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                           DRILLERS INC., DI DE VENEZUELA, C.A.


                                           By:     /s/ Thomas P. Richards
                                               ---------------------------------
                                               Thomas P. Richards, President


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Drillers Inc., DI de Venezuela, C.A. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Drillers Inc., DI de Venezuela, C.A. in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                          DATE
              ---------                                       -----                          ----
         /s/ Thomas P. Richards                   President and Director                 March 8, 2004
--------------------------------------------
Thomas P. Richards

         /s/ Forrest M. Conley, Jr.               Vice President and Director            March 8, 2004
--------------------------------------------
Forrest M. Conley, Jr.

         /s/ David W. Wehlmann                    Director                               March 8, 2004
--------------------------------------------
David W. Wehlmann

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                        GREY WOLF LLC

                                          By: Grey Wolf Holdings Company, its
                                              sole member

                                              By:    /s/ Thomas P. Richards
                                                 -------------------------------
                                                  Thomas P. Richards, President,
                                                  Chief Executive Officer, and
                                                  Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr. and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf LLC to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Holdings Company, the sole member of Grey Wolf LLC, in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                         DATE
                ---------                                    -----                         ----

         /s/ Thomas P. Richards                     President, Chief Executive           March 8, 2004
--------------------------------------------        Officer, and Chairman of the Board
Thomas P. Richards

         /s/ David W. Wehlmann                      Executive Vice President, Chief      March 8, 2004
--------------------------------------------        Financial Officer, Secretary, and
David W. Wehlmann                                   Director

         /s/ Merrie S. Costley                      Vice President and Controller        March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ William E. Chiles                      Executive Vice President, Chief      March 8, 2004
--------------------------------------------        Operating Officer, and Director
William E. Chiles

         /s/ Edward S. Jacob, III                   Senior Vice President - Operations   March 8, 2004
--------------------------------------------        and Director
Edward S. Jacob, III

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                   GREY WOLF DRILLING COMPANY L.P.

                                     By:  Grey Wolf Holdings Company, its
                                          sole general partner

                                          By:   /s/ Thomas P. Richards
                                              ----------------------------------
                                              Thomas P. Richards, President,
                                              Chief Executive Officer, and
                                              Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Drilling Company L.P. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Holdings Company, the sole general partner of Grey Wolf Drilling Company L.P., in the capacities and on the dates indicated.

                        SIGNATURE                                 TITLE                         DATE
                        ---------                                 -----                         ----
         /s/ Thomas P. Richards                    President, Chief Executive
--------------------------------------------       Officer, and Chairman of the Board   March 8, 2004
Thomas P. Richards



         /s/ David W. Wehlmann                     Executive Vice President, Chief      March 8, 2004
--------------------------------------------       Financial Officer, Secretary, and
David W. Wehlmann                                  Director

         /s/ Merrie S. Costley                     Vice President and Controller        March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ William E. Chiles                     Executive Vice President, Chief      March 8, 2004
--------------------------------------------       Operating Officer, and Director
William E. Chiles

         /s/ Edward S. Jacob, III                  Senior Vice President - Operations   March 8, 2004
--------------------------------------------       and Director
Edward S. Jacob, III

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                GREY WOLF DRILLING DE MEXICO, S. DE R.L. DE C.V.


                                   By:     /s/ Forrest M. Conley, Jr
                                      ------------------------------------------
                                      Forrest M. Conley, Jr.


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Drilling de Venezuela, C.A. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Drilling de Mexico, S. de. R.L. de C.V. in the capacities and on the dates indicated.

                  SIGNATURE                       TITLE                      DATE
                  ---------                       -----                      ----

         /s/ Forrest M. Conley, Jr.              Manager                  March 8, 2004
--------------------------------------------
Forrest M. Conley, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                         GREY WOLF DRILLING DE VENEZUELA, C.A.


                                         By:      /s/ Thomas P. Richards
                                             -----------------------------------
                                             Thomas P. Richards, President


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Drilling de Venezuela, C.A. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Drilling de Venezuela, C.A. in the capacities and on the dates indicated.

                 SIGNATURE                               TITLE                            DATE
                 ---------                               -----                            ----
         /s/ Thomas P. Richards                    President and Director              March 8, 2004
--------------------------------------------
Thomas P. Richards

         /s/ Forrest M. Conley, Jr.                Vice President and Director         March 8, 2004
--------------------------------------------
Forrest M. Conley, Jr.

         /s/ David W. Wehlmann                     Director                            March 8, 2004
--------------------------------------------
David W. Wehlmann

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                          GREY WOLF DRILLING INTERNATIONAL, LTD.




                                          By:     /s/ Thomas P. Richards
                                              ------------------------------
                                              Thomas P. Richards, President,
                                              Chief Executive Officer, and
                                              Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Drilling International, Ltd. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Drilling International, Ltd. in the capacities and on the dates indicated.

                SIGNATURE                                          TITLE                           DATE
                ---------                                          -----                           ----

         /s/ Thomas P. Richards                         President, Chief Executive Officer,      March 8, 2004
--------------------------------------------            and Chairman of the Board
Thomas P. Richards

         /s/ David W. Wehlmann                          Vice President, Controller,              March 8, 2004
--------------------------------------------            Secretary, and Director
David W. Wehlmann

         /s/ Forrest M. Conley, Jr.                     Senior Vice President - Operations,      March 8, 2004
--------------------------------------------            and Director
Forrest M. Conley, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                           GREY WOLF HOLDINGS COMPANY


                                           By:      /s/ Thomas P. Richards
                                               ---------------------------------
                                               Thomas P. Richards, President,
                                               Chief Executive Officer, and
                                               Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Holdings Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf Holdings Company in the capacities and on the dates indicated.

               SIGNATURE                                           TITLE                           DATE
               ---------                                           -----                           ----
         /s/ Thomas P. Richards                            President, Chief Executive            March 8, 2004
--------------------------------------------               Officer, and Chairman of the Board
Thomas P. Richards



         /s/ David W. Wehlmann                             Executive Vice President, Chief       March 8, 2004
--------------------------------------------               Financial Officer, Secretary, and
David W. Wehlmann                                          Director

         /s/ Merrie S. Costley                             Vice President and Controller         March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ William E. Chiles                             Executive Vice President, Chief       March 8, 2004
--------------------------------------------               Operating Officer, and Director
William E. Chiles

         /s/ Edward S. Jacob, III                          Senior Vice President - Operations    March 8, 2004
--------------------------------------------               and Director
Edward S. Jacob, III

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                           GREY WOLF INTERNATIONAL DE MEXICO, S. DE R.L. DE C.V.

                           By:         /s/ Thomas P. Richards
                               -------------------------------------------------
                                      Thomas P. Richards, President

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf International de Mexico, S. de R.L. de C.V. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf International de Mexico, S. de R.L. de C.V. in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                           DATE
                ---------                                         -----                           ----
         /s/ Thomas P. Richards                         Chairman of the Board of Managers       March 8, 2004
--------------------------------------------
Thomas P. Richards

         /s/ William E. Chiles                          Secretary and Manager                   March 8, 2004
--------------------------------------------
William E. Chiles

         /s/ David W. Wehlmann                          Manager                                 March 8, 2004
--------------------------------------------
David W. Wehlmann

         /s/ Ronald G. Hale                             General Director and Manager            March 8, 2004
--------------------------------------------
Ronald G. Hale

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                          GREY WOLF MEXICO HOLDINGS, LLC

                                               By:   /s/ David W. Wehlmann
                                                   -----------------------------
                                                   David W. Wehlmann, Manager

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf Mexico Holdings, LLC to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following Managers of Grey Wolf Mexico Holdings, LLC in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                   DATE
               ---------                                     -----                   ----
         /s/ David W. Wehlmann                          Manager                    March 8, 2004
--------------------------------------------
David W. Wehlmann

         /s/ William E. Chiles                          Manager                    March 8, 2004
--------------------------------------------
William E. Chiles

         /s/ Donald J. Guedry, Jr.                      Manager                    March 8, 2004
--------------------------------------------
Donald J. Guedry, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                             GREY WOLF INTERNATIONAL, INC.




                                             By:    /s/ Thomas P. Richards
                                                 -------------------------------
                                                 Thomas P. Richards, President,
                                                 Chief Executive Officer, and
                                                 Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Grey Wolf International, Inc. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Grey Wolf International, Inc. in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE                           DATE
                  ---------                                  -----                           ----
         /s/ Thomas P. Richards                  President, Chief Executive Officer,     March 8, 2004
--------------------------------------------     and Chairman of the Board
Thomas P. Richards

         /s/ David W. Wehlmann                   Executive Vice President, Chief         March 8, 2004
--------------------------------------------     Financial Officer, and Director
David W. Wehlmann

         /s/ Merrie S. Costley                   Vice President and Controller           March 8, 2004
--------------------------------------------
Merrie S. Costley

         /s/ William E. Chiles                   Executive Vice President, Chief
--------------------------------------------     Operating Officer, and Director         March 8, 2004
William E. Chiles

         /s/ Ronald G. Hale                      Senior Vice President - Contracts/
--------------------------------------------     Marketing and Director                  March 8, 2004
Ronald G. Hale

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                            MURCO DRILLING CORPORATION




                                            By:     /s/ Thomas P. Richards
                                                --------------------------------
                                                Thomas P. Richards, President,
                                                Chief Executive Officer and
                                                Chairman of the Board

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Murco Drilling Corporation to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Murco Drilling Corporation in the capacities and on the dates indicated.

               SIGNATURE                                            TITLE                         DATE
               ---------                                            -----                         ----
         /s/ Thomas P. Richards                            President, Chief Executive
--------------------------------------------               Officer, and Chairman of the Board     March 8, 2004
Thomas P. Richards

         /s/ David W. Wehlmann                             Executive Vice President, Chief
--------------------------------------------               Financial Officer, and Director        March 8, 2004
David W. Wehlmann

         /s/ William E. Chiles                             Executive Vice President, Chief
--------------------------------------------               Operating Officer, and Director        March 8, 2004
William E. Chiles

         /s/ Edward S. Jacob, III                          Senior Vice President - Operations
--------------------------------------------               and Director                           March 8, 2004
Edward S. Jacob, III

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                                           PERFORACIONES ANDINAS, S.A.




                                              By:    /s/ Thomas P. Richards
                                                  ------------------------------
                                                  Thomas P. Richards, President


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Perforaciones Andinas, S.A. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Perforaciones Andinas, S.A. in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                           DATE
                ---------                                    -----                           ----
         /s/ Thomas P. Richards                    President and Director                  March 8, 2004
--------------------------------------------
Thomas P. Richards

         /s/ Forrest M. Conley, Jr.                Vice President of International         March 8, 2004
--------------------------------------------       Operations and Director
Forrest M. Conley, Jr.

         /s/ David W. Wehlmann                     Secretary, Controller, and Director     March 8, 2004
--------------------------------------------
David W. Wehlmann

         /s/ Donald J. Guedry, Jr.                 Treasurer and Director                  March 8, 2004
--------------------------------------------
Donald J. Guedry, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2004.

                               SERVICIOS GREY WOLF DE MEXICO, S. DE R.L. DE C.V.

                                    By:     /s/ Thomas P. Richards
                                       ---------------------------------
                                       Thomas P. Richards, President

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints David W. Wehlmann, Donald J. Guedry, Jr., and Merrie S. Costley, and each of them, our true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agents may deem necessary or advisable in order to enable Servicios Grey Wolf de Mexico, S. de R.L. de C.V. to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of the Registration Statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons at Servicios Grey Wolf de Mexico, S. de R.L. de C.V. in the capacities and on the dates indicated.

                 SIGNATURE                                   TITLE                           DATE
                 ---------                                   -----                           ----

         /s/ Thomas P. Richards                   President and Chairman of the Board
--------------------------------------------      of Managers                             March 8, 2004
Thomas P. Richards

         /s/ William E. Chiles                    Secretary and Manager                   March 8, 2004
--------------------------------------------
William E. Chiles

         /s/ David W. Wehlmann                    Manager                                 March 8, 2004
--------------------------------------------
David W. Wehlmann

         /s/ Ronald G. Hale                       General Director and Manager            March 8, 2004
--------------------------------------------
Ronald G. Hale

                                  EXHIBIT TABLE

EXHIBIT NO.       DESCRIPTION
-----------       -----------

+1                Form of Underwriting Agreement

4.1 Articles of Incorporation of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Form 10-Q dated May 12, 1999)

4.2 Bylaws of Grey Wolf, Inc., as amended (incorporated herein by reference to Exhibit 99.1 to Form 8-K dated March 23, 1999)

*4.3              Form of Senior Indenture

*4.4              Form of Subordinated Indenture

+4.5              Form of Senior Debt Security

+4.6              Form of Subordinated Debt Security

+4.7              Form of Warrant Agreement, including form of Warrant

+4.8              Form of Purchase Contract

+4.9              Form of Unit Agreement

+4.10             Form of Pledge Agreement

+4.11             Form of Deposit Agreement

+4.12             Form of Depositary Share

+4.13             Form of Guarantee

*5.1              Opinion of Porter & Hedges, L.L.P.

*12.1             Statement Regarding Computation of Ratio of Earnings to Fixed
                  Charges

*23.1             Consent of KPMG LLP.

*23.2             Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page)

++25.1 Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939

---------------------

* Filed herewith.

+ The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting or other agreement relating to the securities offered hereby;
   (ii) the instruments setting forth the terms of any debt securities, warrants, depositary shares, purchase contracts or units; (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby; and (iv) any required opinion of counsel to the Company as to certain tax matters relative to the securities offered hereby.

++ The Company will file any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 as to the applicable trustee on Form 305B2.